Exhibit 99.77Q3CERT


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------
Share             Cash Reserves
Class             Fund
----------------------------------
Investor          $362
Class A           $4
Class B           $0
Class C           $4

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------
Share             Cash Reserves
Class             Fund
----------------------------------
Investor          $0.0006
Class A           $0.0004
Class B           $0.0002
Class C           $0.0002

Item 74U1 and 74U2
Number of shares outstanding

                        Share Outstanding (000's omitted)
                        ---------------------------------
Share             Cash Reserves
Class             Fund
----------------------------------
Investor          517,401
Class A           5,567
Class B           585
Class C           12,737

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------
Share             Cash Reserves
Class             Fund
----------------------------------
Investor          $1.00
Class A           $1.00
Class B           $1.00
Class C           $1.00